                                                  Exhibit A-80

                                 Corporate Form No. 101 (Jan. 1971)--Page One
                                 ARTICLES OF INCORPORATION
                                 Larry A. Conrad, Secretary of State of Indiana Use White Paper--Size 8-1/2 x 11 - For Inserts Filing Requirements-Present 2 Executed Copies
                                    To Secretary of State, Room 155, State House
                                     Indianapolis 46204

                                 Recording Requirements-Recording of Articles of Incorporation is no longer required by the Indiana General Corporation Act.

                            ARTICLES OF INCORPORATION
                                       OF
                        NIPSCO EXPLORATION COMPANY, INC.

        The undersigned incorporator or incorporators, desiring to form a corporation (hereinafter referred to as the "Corporation") pursuant to the provisions of the Indiana General Corporation Act, as amended (hereinafter referred to as the "Act,") execute the following Articles of Incorporation.

                                    ARTICLE I
                                      NAME

        The name of the Corporation is NIPSCO Exploration Company, Inc.


                                   ARTICLE II
                                    PURPOSES

        The purposes for which the Corporation is formed are:

        (4) To explore for, produce, dispose of, purchase, acquire, manufacture, store, own, sell, lease or option natural, synthetic, or manufactured gas, oil, petroleum, or any residual or by-product thereof and to do any and all things reasonably necessary in connection therewith.

        (5) To engage in the general business of exploring for, acquiring, purchasing, selling, improving, mortgaging, leasing, assigning, or otherwise dealing with real estate and any or all interests therein believed to contain natural gas, oil or petroleum; and to explore, develop, complete, recomplete, survey, study, drill and test the same for the purpose of obtaining or recovering natural gas, oil or petroleum and all related products therefrom.

        (6) To purchase and own (so far as it lawfully may) all or a part of the shares of the capital stock and bonds and other secu4rity of any other gas or electric company and to invest its funds therein.


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                                                Corporate Form No. 101--Page Two
                               Prescribed by Larry A. Conrad, Secretary of State
                                        (Jan. 1971)


                                   ARTICLE III

                               Period of Existence


        The period during which the Corporation shall continue is perpetual.


                                   ARTICLE IV

                       Resident Agent and Principal Office


        Section 1. Resident Agent. The name and address of the Resident Agent in charge of the Corporation's principal office is Dean H. Mitchell, 5265 Hohman Avenue, Hammond, Indiana 46320.

        Section 2. Principal Office. The post office address of the principal office of the Corporation is 5265 Hohman Avenue, Hammond, Indiana 46320


                                    ARTICLE V

                                     SHARES


        Section 1. Number. The total number of shares which the Corporation has authority to issue is 1000 shares consisting of 1000 shares without par value.

        Section 2.  Terms.

        The shares of authorized capital stock of the corporation shall consist of one thousand (1000) shares of one class of common capital stock, without par value. Every share of the no par value common stock whenever and for whatever consideration issued shall be equal to every other share of such common stock and shall be entitled to the same rights as every other share of such common stock and all distributions of earnings or assets of the Corporation shall be distributable to the holders of such common stock.

        Section 3.  Voting Rights of Capital Stock.


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        Each share of the common stock shall be entitled to one (1) vote at each shareholders' meeting on all questions submitted to shareholders.





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                                              Corporate Form No. 101--Page Three
                               Prescribed by Larry A. Conrad, Secretary of State
                                        (Jan. 1971)


                                   ARTICLE VI

                      Requirements Prior To Doing Business

        The Corporation will not commence business until consideration of the value of at least $1,000.00 (one thousand dollars) has been received for the issuance of shares.



                                   ARTICLE VII

                                   Director(s)

        Section 1. Number of Directors. The initial Board of Directors is composed of three member(s). The number of directors may be from time to time fixed by the By-Laws of the Corporation at any number. In the absence of a By-Law fixing the number of director, the number shall be three.

        Section 2. Names and Post Office Adddresses of the Director(s). The name(s) and post office addresses(es) of the initial Board of Director(s) of the Corporation is (are):


   Name          Number and Street or Building              City        State
   ----          -----------------------------              ----        -----
   Zip Code
   --------

               DEAN H. MITCHELL 5265 HOHMAN AVENUE HAMMOND INDIANA
                                     46320
         CARL D. REES            5265 HOHMAN AVENUE HAMMOND INDIANA
                                     46320
James A. Farrell      5265 Hohman Avenue         Hammond  Indiana       46320





        Section 3. Qualifications of Directors.  (If Any)

        The directors of the corporation need not be shareholders of the corporation. A majority of the directors at any time shall be citizens of the United States of America.


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                                               Corporate Form No. 101--Page Four
                               Prescribed by Larry A. Conrad, Secretary of State
                                         (Jan. 1971)



ARTICLE VIII

Incorporator(s)


        The name and post office address of the incorporator(s) of the Corporation is:

   Name                   Number and Street or Building       City           State   Zip
   ----                   -----------------------------       ----           -----   ---
Code
----
Northern Indiana Public   5265 Hohman Avenue            Hammond         IN     46320
   Service Company




                                   ARTICLE IX

                      Provisions for Regulation of Business
                      And Conduct of Affairs of Corporation


        Section 1.  Consideration for No Par Shares.

        Shares of stock of the Corporation without nominal or par value may be issued and disposed of from time to time for such consideration as may be determined by the Board of Directors.


        Section 2.  Preemptive Rights.

        The shareholders have no preemptive rights to subscribe to or purchase any shares of capital stock of the Corporation of any class, or treasury shares, or any obligations convertible into capital stock of the Corporation.

                                               Corporate Form No. 101--Page Five
                               Prescribed by Larry A. Conrad, Secretary of State
                                         (Jan. 1971




        IN WITNESS WHEREOF, the undersigned, being the incorporator designated in Article VIII, execute these Articles of Incorporation and certify to the truth of the facts herein stated, this 22nd day of May, 1973.

ATTEST:                         NORTHERN INDIANA PUBLIC SERVICE COMPANY

/s/John E. Reil, Secretary      By /s/ Dean H. Mitchell, Chairman and
                                Chief Executive Officer



STATE OF INDIANA      }
                      } SS:
COUNTY OF LAKE        }


        I, the undersigned, a Notary Public duly commissioned to take acknowledgement and administer oaths in the State of Indiana, certify that Northern Indiana Public Service Company by Dean H. Mitchell, its Chairman & Chief Executive Officer, and John E. Reil, its Secretary, being the incorporator referred to in Article VIII of the foregoing Articles of Incorporation, personally appeared before me; acknowledged the execution thereof; and swore to the truth of the facts therein stated.

        Witness my hand and Notarial Seal this 22nd day of May, 1973.

                                            /s/ Edith A. Trautmann

My Commission Expires:

March 10, 1976




This instrument prepared by /s/Richard W. Johnson, Attorney at Law, 5243 Hohman Avenue, Hammond, Indiana 46320.